EXHIBIT 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880         Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and Chief Executive Officer 781-224-0880	Vice President, Chief Financial Officer and Treasurer 781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS SECOND QUARTER AND FIRST HALF 2003 RESULTS

WAKEFIELD, MASSACHUSETTS, August 4, 2003—American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and six-month period ended June 30, 2003.

Comparing the second quarter of 2003 with the second quarter of 2002:

•	Net revenue was $41,012,000 as compared to $36,265,000, an increase of 13%.
•	Earnings from operations were $3,333,000 as compared to $2,910,000, an increase of 14%.
•	Net earnings were $1,664,000 as compared to $1,323,000, an increase of 26%.
•	Diluted net earnings per share were $0.22 as compared to $0.18, an increase of 22%.

Comparing the first half of 2003 with the first half of 2002:

•	Net revenue was $80,044,000 as compared to $71,570,000, an increase of 12%.
•	Earnings from operations were $5,871,000 as compared to $5,653,000, an increase of 4%.
•	Net earnings were $2,835,000 as compared to $2,500,000, an increase of 13%.
•	Diluted net earnings per share were $0.38 as compared to $0.34, an increase of 12%.

Total revenue, including patient revenue of the Company’s affiliated dental groups which is not consolidated with the Company’s financial results, was $63,214,000 for the quarter as compared to $55,073,000 for the prior year’s same quarter, an increase of 15%. Patient revenue of the Company’s affiliated dental groups was $61,473,000 for the quarter as compared to $53,460,000 for the prior year’s same quarter, an increase of 15%. Same market revenue growth for the Company’s affiliated dental groups as measured by patient revenue was 4% for the quarter over the prior year’s second quarter.

The Company said for the quarter cash flow from operations was $5,020,000, a quarterly record. Capital expenditures were $1,011,000 and amounts paid for acquisitions and affiliations were $4,425,000 for the quarter. The Company relocated one facility and expanded five facilities for its affiliated dental groups during the quarter. As previously announced, during the quarter the Company affiliated with Redwood Dental Group, which has five practice locations in Detroit, Michigan, with annual patient revenue of $12 million. The Company also completed two affiliations with practices that were combined with its existing affiliated dental groups in Alabama and New York.

Total revenue and same market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial table for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the second quarter ending June 30, 2003, the Company will host its previously announced conference call on Tuesday, August 5, 2003 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EST Tuesday, August 12, 2003.

American Dental Partners is one of the nation’s leading business partners to dental groups. The Company is affiliated with 23 dental groups which have 173 dental facilities with approximately 1,540 operatories located in 17 states.

Note: Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, its affiliated dental groups’ contracts with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, the fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental groups, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-4 (File No. 333-56941).

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenue	$41,012	$36,265	$80,044	$71,570
Operating expenses:
Salaries and benefits	17,886	15,748	35,428	31,369
Lab fees and dental supplies	6,875	6,305	13,386	11,955
Office occupancy expenses	5,027	4,442	9,957	8,847
Other operating expenses	3,702	3,196	7,313	6,443
General corporate expenses	1,773	1,458	3,353	2,886
Depreciation expense	1,360	1,209	2,640	2,432
Amortization of intangible assets	1,056	997	2,096	1,985

Total operating expenses	37,679	33,355	74,173	65,917

Earnings from operations	3,333	2,910	5,871	5,653
Interest expense, net	628	770	1,261	1,586

Earnings before income taxes	2,705	2,140	4,610	4,067
Income taxes	1,041	817	1,775	1,567

Net earnings	$1,664	$1,323	$2,835	$2,500

Net earnings per common share:
Basic	$0.23	$0.18	$0.39	$0.35

Diluted	$0.22	$0.18	$0.38	$0.34

Weighted average common shares outstanding:
Basic	7,312	7,207	7,289	7,205

Diluted	7,557	7,461	7,538	7,425

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$996	$844
Receivables due from affiliated dental groups	18,112	17,631
Other current assets	6,089	5,375

Total current assets	25,197	23,850
Property and equipment, net	32,533	31,925

Other non-current assets:
Goodwill, net	5,074	5,045
Intangible assets, net	85,769	83,575
Other assets	522	620

Total non-current assets	91,365	89,240

Total assets	$149,095	$145,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$16,996	$15,920
Current maturities of debt	1,754	1,586

Total current liabilities	18,750	17,506

Non-current liabilities:
Long-term debt	49,113	49,677
Other liabilities	10,828	10,916

Total non-current liabilities	59,941	60,593

Total liabilities	78,691	78,099

Stockholders' equity	70,404	66,916
Commitments and contingencies

Total liabilities and stockholders' equity	$149,095	$145,015

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended June 30,
	2003	2002	% Growth
Reconciliation of total revenue to net revenue and patient revenue same market growth (1)
Patient revenue:
Dental groups affiliated with the Company prior to 2002(2)	$55,554	$53,460	4%
Dental groups that completed affiliations with the Company during 2002 and 2003	5,919	—	—

Total	61,473	53,460	15%
Other revenue	1,741	1,613	8%

Total revenue	63,214	55,073	15%
Amounts retained by affiliated dental groups	22,202	18,808	18%

Net revenue	$41,012	$36,265	13%

	Three Months Ended June 30, 2003			Three Months Ended June 30, 2002
	Amount	% of Total Revenue (1)	% of Net Revenue (1)	Amount	% of Total Revenue (1)	% of Net Revenue (1)
Patient revenue	$61,473	97.2%		$53,460	97.1%
Other revenue	1,741	2.8		1,613	2.9

Total revenue	63,214	100.0		55,073	100.0
Amounts retained by affiliated dental groups	22,202	35.1		18,808	34.2

Net revenue	41,012	64.9	100.0%	36,265	65.8	100.0%
Salaries and benefits	17,886	28.3	43.6	15,748	28.6	43.4
Lab fees and dental supplies	6,875	10.9	16.8	6,305	11.4	17.4
Office occupancy expenses	5,027	8.0	12.3	4,442	8.1	12.2
Other operating expenses	3,702	5.9	9.0	3,196	5.8	8.8
General corporate expenses	1,773	2.8	4.3	1,458	2.6	4.0
Depreciation expense	1,360	2.2	3.3	1,209	2.2	3.3
Amortization of intangible assets	1,056	1.7	2.6	997	1.8	2.7

Total operating expenses	37,679	59.6	91.9	33,355	60.6	92.0

Earnings from operations	3,333	5.3	8.1	2,910	5.3	8.0
Interest expense, net	628	1.0	1.5	770	1.4	2.1

Earnings before income taxes	2,705	4.3	6.6	2,140	3.9	5.9
Income taxes	1,041	1.6	2.5	817	1.5	2.3

Net earnings	$1,664	2.6%	4.1%	$1,323	2.4%	3.6%

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental groups, for which their results of operations are not consolidated into the Company’s financial statements. The Company uses these and other non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.

(2)	Same market revenue excludes affiliations that occurred after July 1, 2002. Same market patient revenue is comprised of revenue of the Company’s affiliated dental groups, which are not consolidated into the Company’s financial statements. The Company believes that same market patient revenue growth is important for understanding its financial performance.